UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2007

CARDINAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-24557	54-1874630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8270 Greensboro Drive, Suite 500 McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 584-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           On December 19, 2007, the Board of Directors of Cardinal Financial Corporation (the “Registrant”) adopted amendments to the Registrant's Bylaws (the “Bylaws”).  Following is a summary of the amendments to the Bylaws:

•                           The Registrant amended Sections 4.1, 4.2, 4.3 and 4.4 of Article IV of the Bylaws to allow the Board of Directors to authorize the issuance of some shares of the securities of the Registrant without certificates in accordance with the Bylaws and any regulations adopted by the Board of Directors.  Prior to these amendments, shares had to be evidenced in the form of certificates.

•                           Additionally, the Registrant amended Section 4.1 of Articles IV of the Bylaws to permit share certificates to be signed by facsimile and to provide that if share certificates are issued with a facsimile signature of an individual who ceases to be an officer of the Registrant before the certificate is issued, the certificate may be issued with the same effect as if the individual were an officer of the Registrant on the date of issue.

                The full text of the Bylaws is attached as Exhibit 3.1 to this report.

Item 9.01       Financial Statements and Exhibits.

(d)         Exhibits.  The following exhibit is being furnished pursuant to Item 5.03 above.

Exhibit No.	Description

3.1	Bylaws of the Registrant (restated in electronic format as of December 19, 2007)

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SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL FINANCIAL CORPORATION
(Registrant)

Date: December 21, 2007	By:	/s/ Mark A. Wendel
Mark A. Wendel
Executive Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

3.1	Bylaws of the Registrant (restated in electronic format as of December 19, 2007)